Exhibit 16.1

                             Chang Parker, CPA Ph.D.

September 11, 2008

US Securities and Exchange Commission
100 F Street
Washington, DC  20549

Dear Sirs:

We have read the statements of Domark International, Inc, pertaining to our firm included under Item 4.01 of Form 8-K dated as of September 11, 2008 and with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Chang Parker, CPA Ph.D.
-----------------------------------
Chang Parker, CPA Ph.D.
San Diego, California
September 11, 2008